Private and confidential. This page and its content is incomplete, under development and subject to change and may not be forwarded or re-distributed. Please refer to netcapital.com for information and to invest.

Charles & Company's original offering opened on November 27, 2018 and closed on April 30, 2019. The information on this page was accurate as of April 30, 2019. The most recent price per share on Netcapital is $0.20.

Charles & Company



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4(a)(6) offering provided by Netcapital Funding Portal, Inc.


Charles & Company
DEAL SUMMARY
KEY INVESTMENT MERITS Equity Financing
CEO Lawrence Charles
Product Artisanal Tea
Location Los Angeles
Current Financing Initial
Product Stage Shipping
Use of Funds Growth
Gross Margin 75%

Testimonials


hillary1005
Follow
6 days ago
Thank you @charlesncompany for having the most delicious tea
meganleejoy
Tea?! What tea?! How many of the teas?! I need them all! @charlesncompany @hillary1005
charlesncompany
@meganleejoy We have 13 signature blends @ www.cnctea.com. Feel free to email lawrence@cnctea.com.
hillary1005
@meganleejoy you absolutely need all the teas! They are made of magic and fairy dust and rainbows (and other stuff). Not to mention @charlesncompany is lovely. (No big deal, but he's done a royal tea service. ROYAL TEA)
Leave a comment...

Matthew Pierga
Four Seasons Resort Lanai, Hawaii
Your product is far superior to what we currently sell at our other restaurants, and I would be so happy to see it served resort-wide.

Anne Manassero
Owner, Manassero Farms, Irvine, CA
Your tea (and YOU) were such a big hit! Looking forward to selling lots more tea!!

Brianna Carbajal
Pedalers Fork, Calabasas, CA
Chef Gordon Ramsay visited the restaurant. We showed him everything the restaurant has to offer, but the only thing he raved about was the tea.

Introduction

Charles & Company is an organic luxury tea brand that celebrates the romantic tradition of British tea. In the world of Charles & Company, everyone is a dignitary who has earned the reward of a relaxing, invigorating cup of the world's finest tea.

Problem

Most people do not know what great tea tastes like.

Similar to the phase coffee went through, when consumers were uneducated about what good coffee was, tea drinkers and those switching from coffee to tea are looking for a premium tea drinking experience, but not sure what that is.

Current tea options are designed for convenience and a consumer that is not concerned with quality. This leads to poor flavor and a less than ideal experience. Tea is a drink that should elicit feelings of calm and relaxation.The market offers few options that fuel moments of solace with yourself or your community of friends. Charles & Company is an aspirational brand; we cater to the high-end consumers that understand that we provide excellence in taste and, by way of communication, mental wellness.


THE PROBLEM
Most People Do Not Know What Great Tea Tastes Like
Similar to the phase coffee went through, when consumers were uneducated about what good coffee was, tea drinkers and those switching from coffee to tea are looking for a premium tea drinking experience, but not sure what that is.
Restaurants Do Not Have a Branded Artisanal Tea
Fine restaurants, celebrity chefs, and premium cruise lines want to feature Charles & Company tea, as opposed to private labelling their own. A high-profile brand artisanal tea boosts their own value proposition for their clientele.
Artisanal Tea Is A Mom & Pop Business
Artisanal teas are sold locally in their own regions, and lack the vehicle to move to a larger scale with universal brand recognition.

Solution


THE SOLUTION
Great Tasting Artisanal Tea
We provide great tasting tea, and what people are looking for in an artisanal tea.
• organic
• kosher
• essential oils
• hand crafted
• bespoke collections
• exotic leaves
• blends and blossoms
• ethically grown
• ethically wildcrafted
• scented and blended
• naturally grown
• fairly traded
High Status Social Proof + Social Good + High Brand Visibility
The brand is visible in Garden Party events, through celebrity chefs and their restaurants, high-end hotels, and premium cruise lines. Consumers participate in the brand through social media and the press. Garden Party Events feature high status individuals, social causes, and our tea.
Build The Big Brand
Moving beyond the mom and pop model by creating an artisanal brand with global reach that celebrates the garden party tea experience.
"Who Makes This Great Tasting Tea?"
-Chef Gordon Ramsay while visiting a C&C partner restaurant

Now Brewing.... A Proper "British" Tea

Charles & Company is a luxury organic and kosher tea brand that transcends the ordinary by taking a traditional British approach, with a bit of an American twist. Our teas are blended with essential oils, exotic spices, natural flavors, and infused with hints of floral and fruity notes. Drinking Charles & Company tea elevates and stimulates the palate in surprising and refreshing ways. The only American tea brand associated with British Royalty.

As a privately-held company, Charles & Company is redefining the customer experience in three ways. First, by embracing our customers through appropriate collaborative partnerships and events. Secondly, Charles & Company transcends the ordinary with a 13+ product tea line that is organic and kosher as well as blended with essential oils, exotic spices, natural flavors and infused with hints of floral and fruity notes. Lastly, Charles & Company is focused on creating magical moments by immersing the consumer in unforgettable tea soirees that deliver beautiful memories of a day gone by.

The different varieties of Charles & Company Tea are as unique as the company itself. With flavors like White Blueberry Pomegranate, Coconut Chamomile, Passionfruit Jasmine, Indian Chai and Creamy Earl Grey, tea aficionados can experience a wide variety of high-quality, hand-blended teas.

The loose-leaf teas are available in 1 oz, 4 oz and 1 lb packages at cnctea.com or numerous fine restaurants throughout Southern California. Prices per flavor vary with 1 oz. sizes ranging from $5.50 to $6.95, the 4 oz. from $22.00 to $27.80 and 1 lb. sizes starting at $88.00.


C&C TEA
Charles & Company
We separate ourselves by our focus on quality.
INNOVATION
Unique blends, design centric, proprietary tea bags and packaging
VISUAL
Lush, visually pleasing, emphasizing natural sourcing.
AROMA
Whole leaf tea and complex blends make for rich aromas throughout the tea experience
TACTILE
Consumers can touch, smell & feel the quality, whole leaves in the fine, silken tea pouches
Charles & Company
FLAVOR
High quality teas, fruits, herbs, and essential oils, uniquely blended make for a one of a kind flavor experience.
PERSONAL RITUAL & CONNECTION
Deep connections with consumers are inspired with exquisite Garden Tea Parties through our Food Service venues and lush, inviting tea lounges in our retail space
CHARLES & COMPANY BRANDS
APPENDIX 06

Great Tasting Loose Leaf Tea

We provide great tasting tea, and what people are looking for in an artisanal tea. Our teas are:

- organic
- kosher
- essential oils
- hand crafted
- bespoke collections
- exotic leaves
- blends and blossoms
- ethically grown
- ethically wildcrafted
- scented and blended
- naturally grown
- fairly traded



Special Report: The war on big food

by Beth Kowitt MAY 21, 2015, 8:30 AM EDT

Major packaged-food companies lost $4 billion in market share alone last year, as shoppers swerved to fresh and organic alternatives. Can the supermarket giants win you back?

General Mills is starting a VC for food startups

by John Kell OCTOBER 22, 2015, 8:34 AM EDT

The move is a telling nod by the maker of Cheerios and Lucky Charms that Big Food can learn a thing or two from entrepreneurs who are challenging the way the industry operates today. General Mills' net sales fell 2% to $17.6 billion last year as major food makers are struggling to resonate with consumers who are buying more fresh fruits and vegetables, turning to organics, or favoring small specialty brands. *Fortune* wrote a special report earlier this year on the subject, "The War on Big Food."

Campbell Soup Joins the Venture Capital Craze

by John Kell FEBRUARY 17, 2016, 4:17 PM EDT

HAPPINESS IS



...a cuppa tea with
my best friend.

Community

Human connections are an essential part of life. As technology permeates more and more our our daily lives, we are losing this connection. Tea brings humanity back from the social media, disconnected world. It brings friends together to talk rather than to text. It brings networking back to life. It brings tea from a place of mediocrity and commodity to the world of Charles & Company.

We do this through exclusive high-end catering events where we curate a resplendent brand and an experience synonymous with luxury. We then enable the individual consumer to partake in our teas through B2B and B2C channels. We decommoditize tea through this brand thereby allowing significant margins to ensure highest quality and profits possible.

We cater to Beverly Hills and British haute couture events like the British Polo Match and Women's Wear Daily Executive Board Meetings. We also have a direct to consumer website cncteas.com where orders can be placed, as well as a strong affiliate network of restaurants and businesses around the southern California region to serve our teas. We collect testimonials from high-end consumers and celebrities to further grow our brand's association with luxury. We do all this while ensuring the highest quality through our unique supplier network and recipes that combine tea leaves with essential oils.

Currently humans are disconnected, unhealthy, and are forced to accept mediocre tea, a drink that was once regarded as a tool for connection, health, and luxury.

Charles & Company provides high class tea events and high quality teas to bring tea time (human connections) back in vogue to help people be happier, healthier, and associated with a powerful brand doing good in the world.

Market


THE SITUATION
Younger Americans Are Ditching Coffee For Tea
Percentage of Americans who prefer coffee or tea by age group in 2015
Coffee
42%
50%
62%
70%
42%
35%
28%
21%
18-29
30-44
45-64
65+
Tea
@StatistaCharts
Source: YouGov
statista


MARKET SIZE
The global tea market represents $90 Billion in revenue per year.
U.S. luxury tea revenue is $1.6 Billion per year.
C&C plans to, in relatively short order, obtain 10% of the U.S. luxury tea market with future plans to expand internationally. The projected results of operations are based on a five year plan to acquire 10% of the market and grow manufacturing, distribution, and retail avenues to distribute Charles & Company throughout the United States. Our product mix will start heavily reliant on hospitality sales. We anticipate that as Charles & Company grows, approximately half of the hospitality product mix will shift to eCommerce sales.
TAM
SAM
SOM
$90 Billion Global tea market
$1.6 Billion U.S. luxury tea market.
$160 Million (10% Market Penetration)
TAM: Total Available Market is the total market demand for a product or service.
SAM: Serviceable Available Market is the segment of the TAM targeted by your products and services which is within your geographical reach.
SOM: Serviceable Obtainable Market is the portion of SAM that you can capture.


Total wholesale tea sales in the United States from 1990 to 2017 (in billion U.S. dollars)*
Sales in billion U.S. dollars
15
12.5
10
7.5
5
2.5
0
1.84
9.79
10.41
10.84
11.5
12
12.5
1990
2012
2013
2014
2015
2016
2017
Source
Tea Association of the USA
© Statista 2018
Additional Information:
United States; Tea Association of the USA; 1990 to 2017

https://brandongaille.com/18-shocking-tea-consumption-statistics/ →

www.teausa.com/14655/tea-fact-sheet →

Foodservice, refrigerated teas and high-end specialty teas continue to grow at 7 – 10% per annum.

2017 US Sales: $12.5 bn wholesale. Top 3%: $375 mm. Anticipated capture of 2% over 3 years: $7 mm annual revenue (not accounting for 7+% annual market growth in this segment).

Competitive Landscape

Our competitors focus exclusively on the tea products themselves, and range from value brands (such as Argo Tea and Coffee Bean & Tea Leaf) to premium brands (such as Teavana and Mighty Leaf). These companies approach tea as a beverage consumed in an individual setting, while at C&Co, we believe tea is the ideal social beverage. This difference in focus leads to a radically different value proposition and marketing approach.


COMPETITION
Charles & Company
PREMIUM
TEAVANA
HARNEY & SONS
adagio teas
Mighty Leaf
Charles & Company
TEA FOCUS ONLY
Tea forté
TEA PARTY FOCUS
CAPITAL TEAS
argo tea
LOW PRICE
CHARLES & COMPANY BRANDS
16

Business Model

Charles & Company has two current revenue streams: wholesale of bulk-packaged tea to hotels and restaurants and direct-to-consumer retail of bulk-packaged tea through the company website. The majority of revenue comes from wholesale customers. Margins on wholesale product range from 33 percent to 80 percent gross sales profit, while retail margins range from 70 percent to more than 90 percent.


CURRENT SALES CHANNELS
Marketing Overview
MALIBU FARM
Retail Sales
Current: Garden Party Events
Events featuring Celebrities and Non Profit or Foundation Causes
1 out of 6 Individuals purchase tea at the event.
Some Successful Events to Date:
• British Polo Day - Elon Musk, Mimi Rogers, British Royals
• Malibu VS. Palisades Polo Event - Safety Harbour Kids
• James Beard Celebrity Chef Tour
• Leonardo DiCaprio Foundation Gala
• Greta Garbo Estate Event
Current: Online Retail
Online store cnctea.com
Wholesale Sales
Current: Hospitality
Charles & Co. Brand is featured in high-end restaurants and hotels and promoted by influencers such as chef Helene Henderson & the James Beard Foundation
Restaurant & Hotel Clients
• Malibu Farm - Malibu & Hawaii
• Peddlers Fork
• Ollo
• Nobu Hotel
• Four Seasons
FOUR SEASONS
Hotels and Resorts
NOBU


UNIT ECONOMICS
Based on a sample of in-person sales.
Teaware
Daily Tea Drinkers
+1 (Units)
Casual Tea Drinkers
$75 (Avg. Purchase)
$25 - $60
Pay per unit
(X)6
(X)4
+3 (Units)
Potential yearly revenue per customer
$6
$36 (per year)
$300 (per year)
$130
$430 yr
$166 yr

Progress


CURRENT PIPELINE
Marketing Overview
Lawrence Charles
Garden Party Events
Victoria Summer Event
LA/London/Hong Kong/Dubai/Sydney
Luxury Cruiselines
Crystal Cruises
Silversea
MSC Cruises
Princess Cruises
Carnival Cruises
Restaurants
Malibu Farm Miami
Caterers
Kurt Ehrlich Celebrity Catering
Brands
Bacardi
Licensing Partners
Bon Chef
Hotels
Luxe Hotels
SILVERSEA
LUXE
RODEO DRIVE HOTEL
Bon Chef


FUTURE SALES CHANNEL OPPORTUNITIES
Marketing Outlets
Retail Sales
Garden Party Events
International Events with International Partners
Online Retail
Online Garden Party - LifeStyle Products
Bricks & Mortar Retail
High Tea Concept - Pottery Barn meets Tea Lounge, selling tea, garden party experience and lifestyle products
Wholesale Sales
Hospitality
Featured on luxury brand cruise ships & in-room, boutique hotels, influencer chef and high-end restaurants, premium department stores
Licensing Fees
Hospitality
Licensing Tea Room Concept
Licensing Charles & Company brand name
Consulting Fees
Consulting
Tea Experience Consulting

Customers are currently acquired through word-of-mouth and networking. We are beginning to see wholesale customers (e.g. Malibu Farms) expanding our products into additional locations.

This type of organic growth will be a key expansion area in 2019. The company makes additional contacts by participating in various events (such as TEDxPasadena, Teen Cancer America fundraiser, etc), which provide both media coverage and networking opportunities.

Success


zeel
tipsntrends


MISS MALIBU USA





Press mentions:

- http://www.momangeles.com/talking-tea-lawrence-charles-malibu-pier
- Guest on "Money Matters" podcast with Adam Torres
- http://www.gettyimages.com/search/photographer?excludenudity=true&family=editorial&page=1&phrase=lawrence%20charles&photographer=frazer%20harrison&sort=best#license
- http://www.gettyimages.com/collaboration/boards/Gmlm52U0OEO6PEVYqh2xZg
- FOCUS MAGAZINE 2 PAGE SPREAD
- http://www.seatrade-cruise.com/news/news-headlines/creating-a-beautiful-tapestry-with-tea.html
- FOCUS MAGAZINE - YOUTUBE
- HOLLYWOOD REPORTER
- VANICHI LUXURY LIFESTYLE MAGAZINE
- YAHOO NEWS
- SEATRADE NEWS
- https://vedc.org/blog/charles-company-kiva
- https://www.owler.com/reports/vedc/vedc-blog-support-charles---company-on-kiva-/1532040092164
- http://www.lisc.org/los-angeles/regional-stories/how-former-model-expanding-his-international-tea-business/

Comedians In Cars Getting Coffee: (One of our restaurants hosted the show)

- https://www.imdb.com/title/tt5865140/
- https://www.foodandwine.com/news/every-episode-comedians-in-cars-getting-coffee-ranked
- https://www.dailymotion.com/video/x6icdj5
- https://www.netflix.com/title/80171362
- https://www.roadandtrack.com/car-culture/videos/a29872/seinfeld-jb-smoove-comedians-cars-coffee-avanti/
- https://www.eater.com/2018/7/3/17531426/comedians-in-cars-getting-coffee-best-episodes-netflix-jerry-seinfeld





KPI

- *Gross Margin:* Target gross margin is 65%. 2018 YTD performance is 75.7% gross margin. (NB COGS does not currently include a direct labor component as owners perform product packaging. Direct labor is expected to reduce gross margins to closer to 65% as sales volumes increase.)
- *Repeat monthly orders:* The average number of times each wholesale customer orders in a month is currently our best indication of product traction within the venues where products are sold. This metric is Sum of Wholesale Orders divided by Sum of Wholesale Customers. Repeat monthly orders was 1.67 orders per customer for August 2018.

Team


BritWeek
BritWeek
BritWeek
BritWeek

Lawrence Charles Founder, CEO

Lawrence started Charles & Company on a mountain bike selling tea door-to-door in Los Angeles, and has successfully placed the company's products in several premiere restaurant and hotel brands. He is an award winning industrial designer and EY Entrepreneur of the Year Nominee, and has participated in numerous business development programs (including Dartmouth BHBP, the Initiative for a Competitive Inner City (ICIC), and USC Founder Bootcamp). Lawrence scored in the top 25% of worldwide applicants on the Predictive Admissions Test through Founder Institute's application process.

A lifelong entrepreneur, Lawrence worked his way through the industrial design program at the Art Institute of Pittsburgh performing sales consulting for a major hair clipper manufacturer. He has since done design and promotional work for the television and apparel industries, before turning his attention to disrupting the tea market. Lawrence's skills as an industrial designer, strategist and marketer have been the key success factors of Charles & Company's growth.



Scott Huthmacher Co-founder, Operations

Scott is an experienced executive that focuses on the operational and financial management of Charles & Company. After finishing his MBA at UCLA Anderson in 2014, Scott held C-level roles at two startup businesses. FastEvac (1/15 to 11/15) was a B2B mobile application for facility disaster evacuations, where Scott served as CFO and co-founder. Propaganda E-Liquid (12/15 to 6/18) is a manufacturer of nicotine e-liquid for electronic cigarettes. Scott was integral in the startup and scaling of Propaganda's manufacturing operations (scaling 3x from $2.5 mm to $7.5 mm annual revenue over that period), as well as managing the company's financial function.

Advisors and Investors

Roberto Diaz	Operations/QA at Mighty Leaf (former)
Susie Uramoto	COO at Mighty Leaf, VP Ops at Fosters, Supply Chain/Inventory Forecasting at Starbucks
Jen Shepherd	Business Intelligence at Teavana

Use of Proceeds


NEXT STEPS
How Charles & Company Gets There
Build Team
Build Team to fill core positions consisting of:
Operations
COO
Business Intelligence/ Supply Chain Mgr.
Office Asst./Mgr.
Marketing
CMO
Merchandising/ Licensing Manager
Web
Developer
Conversion Specialist
Fulfillment
Shipping Manager
5 Line Workers
Scale Production
• Setup manufacturing facility/staffing for handcrafted tea bags
• Start supplying cruise lines with product
• Make tea available in other channels that require tea bag
Charles & Co.
Brand Rollout
• Brand strategy for each channel and product category, including market approach, brand messaging, sales copy and graphics.
• Production of marketing and promotional materials for each channel and product category, including point-of-purchase, wholesale marketing kits, and signage.
Grow E-commerce
• Build out comprehensive web/ mobile presence, with both tea and lifestyle product
• Own the "Garden Party" concept on web, in social media, and through marketing and licensing partners


VC Investment in Food, Beverage Companies Soars
Investment in U.S.-based, venture-backed companies
Investment Amount (in millions)
Number of Financings
$700
$600
$500
$400
$300
$200
$100
$0
70
60
50
40
30
20
10
0
$603.6
46
$377.9
48
$228.2
18
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Source: Dow Jones VentureSource | VentureWire


Kellogg Launches VC Fund to Invest in Food Startups
In recent years, hundreds of startups have raised over $6 billion in funding from traditional venture capital investors and Big Food makers, challenging legacy brands in the process at a time when consumers are shifting their purchasing patterns to favor foods they believe are "fresh" and offer a feel-good message. Big Food makers have responded by making acquisitions in the space, while also moving to make modest changes to ingredients for some of the biggest food brands to help boost sales.
The Special K and Frosted Flakes cereal maker on Monday debuted a venture-capital fund it is calling "eighteen94 capital," which will invest about $100 million into startups that are pioneering new ingredients, foods and packaging. The idea is to take minority stakes in those newer, smaller firms to help support their growth – mainly through the expertise Big Food makers like Kellogg can bring to packaging, marketing and distribution.
Starbucks has already made great strides expanding the Teavana brand. The company's U.S. stores have sold more than $1 billion of handcrafted Teavana drinks in the past year alone, representing 11% year-over-year sales growth.
"When we acquired Teavana in 2012, we saw a unique opportunity to do for tea what Starbucks has done for coffee and expand the Teavana brand across many customer experiences and products," said Starbucks Chairman and CEO Howard Schultz in a prepared

- Industrial space
- Manufacturing equipment
- Hiring key employees in sales and operations

Social Enterprise


A Social Enterprise
While working to build the business, Charles & Company works to assist people and charities in under-served communities.
In addition to:
Hosting round tables to create discussions and help minority communities, and creating events to help underserved charities. Tea is a key driver in sharing and having conversations.
Charles & Company uses:
A percentage of revenues towards other social and charitable initiatives like feeding the homeless.
FOOD for thoughtfulness

Tea'd Up is a project initiated by Charles and Company through a fiscal partnership with Creative Visions Foundation that aims to empower youth with leadership skills and modern-day business etiquette. Charles and Company founder, Lawrence Charles, was inspired to launch the Tea'd Up initiative and the Charles and Company Classic because of his own experience. As a youth, he had to self-parent and was often overwhelmed by his circumstances. Charles states, "Many youths in the inner-city find themselves "self-parenting," trying as quickly as they can to not only understand life but to also make critical decisions for themselves when their peers have the access of generations of professionals in their family."

He continues, "In many cases, their chosen professions stack up against them statistically, causing a young adult to spend unnecessary time or to give up. Our vision is to equip a child with the confidence and wherewithal to achieve anything. It starts with knowing what's possible. But ultimately, they need the confidence to walk into unfamiliar rooms and places and the tools to succeed."

Be a Part of Charles & Company

This is an offering of Common Stock (4500000 available), under registration exemption 4(a)(6), in Domestic Brands Inc, doing business as Charles & Company. This offering must raise at least $10,000 by April 30, 2019 at 11:59am ET. If this offering doesn't reach its *target*, then your money will be refunded. Charles & Company may issue additional securities to raise up to $107,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

6,035,000 shares × $0.20 per share
= $1,207,000 implied valuation

Pitch Deck


CHARLES & COMPANY
Charles & Company
Lawrence Charles | Founder & CEO | lawrence@cnctea.com


Charles & Company
Tea drinkers are social animals.
But no one is listening..
CHARLES & COMPANY BRANDS
01


Charles & Company
Until now..
Charles & Company Brands
creates healthy brands
for the garden party lifestyle.
CHARLES & COMPANY BRANDS
02


OPPORTUNITY
Charles & Company
Tea has been revered for thousands of years.
Millennials are re-inventing tea, preserving its cultural roots, savoring its social and health benefits while exploring and inventing new forms of refreshment.
CnC is positioning itself to be at the core of this phenomenon.
CHARLES & COMPANY BRANDS
03


VISION
Charles & Company
We are partnering with visionaries in the tea cocktail, infused spirits and culinary arts to bring a new class of beverages to a new generation. We are creating a brand that represents a new way of thinking about a venerable product.
CHARLES & COMPANY BRANDS
04


THE SITUATION
Charles & Company
Younger Americans Are Ditching Coffee For Tea
Percentage of Americans who prefer coffee or tea by age group in 2015
Coffee
42%
42%
18-29
50%
35%
30-44
62%
28%
45-64
70%
21%
65+
Tea
statista
CHARLES & COMPANY BRANDS
05


WHAT WAS BUILT ON JUST SOCIAL CAPITAL ALONE
CnC is a pioneer in the garden party movement in the Montecito - Bel Air - Hollywood crescent.
CANCER AMERICA
Charles & Company
Press Play
FOCUS
CHARLES & COMPANY BRANDS
06


HIGH STATUS SOCIAL PROOF
Charles & Company
CHARLES & COMPANY BRANDS
07


PRODUCT
Charles & Company
Charles & Company
AN ORGANIC AND KOSHER TEA BRAND.
SELRAHC
When We Were Kings
CHARLES & COMPANY BRANDS
08

BUSINESS MODEL

Charles & Company

CnC will monetize this shift in consumer's relationship to tea by:


$
Ramping up sales of our delicious loose tea blends
High margin specialty beverages
Partnering with distilleries and vintners
Bottling our own blends of iced tea

CnC will maximize revenue by creating a premium brand image. Our effectiveness in this area is evidenced by invitations to supply Silver Sea cruise lines, Crystal Cruises, Nobu Hotels, etc.

MARKET SIZE

Charles & Company

SOM

$12.5 Billion — US Wholesale Tea Market (2017)
According to the U.S. Tea Association

$375 Million — Ultra-premium hotels & Restaurants (Est. 3% of market)

2% Market Penetration By 2021 — $7 Million Annual Revenue

TAM: Total Available Market is the total market demand for a product or service.
SAM: Serviceable Available Market is the segment of the TAM targeted by your products and services which is within your geographical reach.
SOM: Serviceable Obtainable Market is the portion of SAM that you can capture.

MARKET SIZE *(Audacious Goal)*

Charles & Company

TAM — **$90 Billion+** — Global tea market

SAM — **$3 Billion+** — U.S. specialty tea market
According to the U.S. Tea Association

SOM — 10% Market Penetration — $300 Million

TAM: Total Available Market is the total market demand for a product or service.
SAM: Serviceable Available Market is the segment of the TAM targeted by your products and services which is within your geographical reach.
SOM: Serviceable Obtainable Market is the portion of SAM that you can capture.

TRACTION

Charles & Company

Retail Sales

Current: Garden Party Events
Events featuring Celebrities and Non Profit or Foundation Causes
1 out of 6 Individuals purchase tea and other items at the event.
Some Successful Events to Date:

- Tea With Victoria Summer
- British Polo Day - Elon Musk, Mimi Rogers, British Royals
- Malibu VS. Palisades Polo Event - Safety Harbor Kids
- James Beard Celebrity Chef Tour
- Leonardo DiCaprio Foundation Gala
- Greta Garbo Estate Event

Current: Online Retail
Online store cnctea.com

Wholesale Sales

Current: Hospitality
Charles & Co. Brand is featured in high-end restaurants and hotels and promoted by influencers such as chef Helene Henderson & the James Beard Foundation

Restaurant & Hotel Clients
- Malibu Farm - Malibu & Hawaii
- Peddlers Fork
- Olio
- Nobu Hotel
- Four Seasons


MALIBU FARM

Four Seasons Hotels and Resorts
NOBU



MARKETING PLAN

Charles & Company



BMW Gave us $10k to throw this party.

TEAM

Charles & Company



Lawrence Charles
Founder, CEO



Scott Huthmacher
COO

Strategic Advisers

Roberto Diaz

Clifton Smith III

Susie Uramoto

Jen (Varas) Shepherd

Sherry West

WHAT CUSTOMERS ARE SAYING

Charles & Company

THANK YOU LAWRENCE !!!!! WE LOVE YOU AND YOUR COMPANY !!! YOU'VE ALWAYS BEEN SO GREAT :))) CHEERS! LIFELONG CUSTOMER!

-- Victoria
Candler, North Carolina

"Orlando Bloom is crazy about your tea," He said. "He wanted to know if we could sell him a bag of it. I told him no. You're going to have to go to their website to buy it."

Mgr @
Our partner restaurant

OMG the teas are incredible. I am indulging in the coconut chamomile. You're always so thoughtful and much appreciated. Charles has a great gift, hope he uses it wisely.

-- DGGrey
Los Angeles, California

Thank you so much this is the best service ever, I appreciate you handling this with a sense of urgency and going out of your way.

-- Rozan
Irvine, California

I have my package and your note right now so I'm very happy. Thank you so much for everything! Look forward to drink it again, this time at my home..

-- Aysin
Istanbul, Turkey

"Chef Gordon Ramsay visited the restaurant. We showed him everything the restaurant has to offer, but the only thing he raved about was the tea."

Mgr @
Our partner restaurant

ASK

Charles & Company

We are looking for 24 months in financing to reach $3.56M in Charles & Company sales.

$1.2M
Seed Round
Initial investment opportunity

61.7%
Total Gross Margin
Over 24 months

$3.6M
Revenue
Over 24 months

THANK YOU

@charlesncompany
www.cnctea.com

Lawrence Charles
lawrence@cnctea.com

APPENDIX

100% PURE HUSTLE

Lawrence Charles standing for a photo on stage with the CEO's of the major cruise lines.


Charles & Company
CLIA
Seatrade Cruise Global

PRESS

Charles & Company

YAHOO! NEWS
VANICHI
POLO+10
The Hollywood Reporter
Modern Luxury Angeleno
HAUTE TIME
HAUTE LIVING
FOCUS
Seatrade Cruise Global

Garden Party Experience Online



SOCIAL GOOD

While working to build the business, Charles & Company works to assist people and charities in under-served communities. Hosting round tables to create discussions and help minority communities, and creating events to help underserved charities. Tea is a key driver in sharing and having these conversations. A percentage of revenues also go towards other social and charitable initiatives like feeding the homeless.


VANICHI
RUSSELL SIMMONS, CHRIS KLEIN, CHRISTOPHER GUY SUPPORT TEEN CANCER AMERICA



C&C TEA

We separate ourselves by our focus on quality.

INNOVATION
Unique blends, design centric, proprietary tea bags and packaging

VISUAL
Lush, visually pleasing, emphasizing natural sourcing.

AROMA
Whole leaf tea and complex blends make for rich aromas throughout the tea experience



TACTILE
Consumers can touch, smell & feel the quality, whole leaves in the fine, silken tea pouches

FLAVOR
High quality teas, fruits, herbs, and essential oils, uniquely blended make for a one of a kind flavor experience.

PERSONAL RITUAL & CONNECTION
Deep connections with consumers are inspired with exquisite Garden Tea Parties through our Food Service venues and lush, inviting tea lounges in our retail space

OUR MARKETING & GROWTH STRATEGY

We grow the brand through our market execution of Framing, Pollinating, then Capturing.



FRAME	POLLINATE	CAPTURE
The Garden Party	Wholesale Sales	E-Commerce and Retail
Our garden party theme and experience frames the Charles & Company brand; Acts as our storefront; And is our brand marketing.	Traveling, shopping and dining consumers discover, adopt, and reorder C&C from home.	We capture the customers who've tried our tea via hospitality and travel partners. Through E-Commerce we sell our tea, but we also productize the garden party experience online.

EXECUTION

Events & Partnerships



Charles & Company branded garden parties — Tea stations and local high-end beverage catering — Tea tasting parties — Charity and foundation partnerships — Luxury brand partnerships

7

Hospitality Partnerships

Partnering with exclusive properties to host these Garden Parties, and to make them a part of their events calendar. Like the Ritz Carlton has high tea, but bigger and better.



Hotels — Cruiselines

We not only create community, but this way, people start getting exposure to our teas and blends, and we use these parties to inform them of other outlets where people can get our tea.

UNIT ECONOMICS


Tea

Based on C&C sales

	Average 1st Purchase	Casual Tea Drinkers	Daily Tea Drinkers	Teaware
				+1 Units
			$75 Avg. Purchase	$25 - $60 Cost Per Unit
		6x Per Year	4x Per Year	+3 Units
Yearly Revenue Per Customer	$6	$36 Spend Per Year	$300 Spend Per Year	$130 Spend Per Year

$166 Spend Per Year

$430 Spend Per Year

OUR TEA LOUNGES

Charles & Company

Future State: Building retail storefronts. A tea lounge which serves tea, and also hosts its own garden parties and sells licensed garden party tabletop items.



MARKET VALIDATION

Charles & Company

$1B+

M&A
Over 3 years

Intl. Brands:
Most value created
Tea Retail Units



Teavana
$900k Per Store
Annual Revenues $163M
Sold to Starbucks for $620M

DavidsTea
Annual Revenues $142M
Recent IPO closed at +43%

Brands:
Most value created product only
Design Focused



MightyLeaf
Sold to Peete's Coffee

TeaForte's
Sold multiple times

BRAND DISCOVERY

Charles & Company


Ways of Discovering New Products
In-store browsing 59%
Word-of-mouth from friends, family, colleagues 57%
Using a search engine 47%
Articles in print magazines/newspapers 34%
Through offline advertising (e.g., ad in the newspaper, billboard, TV ad) 27%
Through online advertising 27%
Customer reviews on the company's site 26%
Professional reviews 22%
Through social media accounts of friends, family, colleagues 20%
In-store recommendations from a salesperson 18%
Through online content directly from the company (e.g., blogs, social media, videos, forums) 16%
Through outside online content (e.g., blogs, social media, videos, forums) 15%
Other articles (e.g., blog posts, digital content from magazines and newspapers) 14%
Automated personalized product recommendations on an e-commerce site 10%
Talk with a customer service representative at an e-commerce site (e.g., call, live chat, email) 6%
Other 5%
0% 10% 20% 30% 40% 50% 60%
N=2,021
marketingsherpa
Source: MarketingSherpa Consumer Purchase Preference Survey

INVESTMENT IN F&B

Charles & Company


VC Investment in Food, Beverage Companies Soars
Investment in U.S.-based, venture-backed companies
Investment Amount (in millions)
Number of Financings
$700
$600
$500
$400
$300
$200
$100
$0
70
60
50
40
30
20
10
0
$603.6
46
$377.8
48
$228.2
1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015

NEWS

Charles & Company

Special Report: The war on big food

by Beth Kowitt

Major packaged-food companies lost $4 billion in market share alone last year, as shoppers swerved to fresh and organic alternatives. Can the supermarket giants win you back?

General Mills is starting a VC for food startups

by John Kell

The move is a telling nod by the maker of Cheerios and Lucky Charms that Big Food can learn a thing or two from entrepreneurs who are challenging the way the industry operates today. General Mills' net sales fell 3% to $17.6 billion last year as major food makers are struggling to resonate with consumers who are buying more fresh fruits and vegetables, turning to organics, or favoring small specialty brands. *Fortune* wrote a special report earlier this year on the subject, "The War on Big Food."

Campbell Soup Joins the Venture Capital Craze

by John Kell

NEWS

Charles & Company

Kellogg Launches VC Fund to Invest in Food Startups

The Special K and Frosted Flakes cereal maker on Monday debuted a venture-capital fund it is calling "eighteen94 capital," which will invest about $100 million into startups that are pioneering new ingredients, foods and packaging. The idea is to take minority stakes in those newer, smaller firms to help support their growth – mainly through the expertise Big Food makers like Kellogg can bring to packaging, marketing and distribution.

In recent years, hundreds of startups have raised over $6 billion in funding from traditional venture capital investors and Big Food makers, challenging legacy brands in the process at a time when consumers are shifting their purchasing patterns to favor foods they believe are "fresh" and offer a feel-good message. Big Food makers have responded by making acquisitions in the space, while also moving to make modest changes to ingredients for some of the biggest food brands to help boost sales.

"When we acquired Teavana in 2012, we saw a unique opportunity to do for tea what Starbucks has done for coffee and expand the Teavana brand across many customer experiences and products," said Starbucks Chairman and CEO Howard Schultz in a prepared

Starbucks has already made great strides expanding the Teavana brand. The company's U.S. stores have sold more than $1 billion of handcrafted Teavana drinks in the past year alone, representing 11% year-over-year sales growth.


TEA M&A +$3B
Charles & Company
If the US is transforming into a nation of tea-slurping geezers, Unilever does not want to miss it.
Starbucks says: It's teatime in America
Starbucks Becomes Caffeine-Fueled IBM With Teavana Buy
Unilever adds to tea portfolio with ethical brand Pukka Herbs
Starbucks and Anheuser-Busch to bring Teavana iced teas to market
Unilever acquires Starbucks tea brand Tazo in deal worth $384m
CHARLES & COMPANY BRANDS
APPENDIX 16


RTD ICED TEA / FUNCTIONAL BEVERAGES
Charles & Company
FOOD
A new era of sports drinks: health-conscious consumers, functional beverages & entrepreneurial brands
84.74
40.07
Dr Pepper Snapple may be losing some of its fizz, but it still has pop.
The $16 billion beverage maker's stock fell as much as 6 percent Tuesday on fears that Bai Brands, in which it holds a minority stake, could end up in the hands of a rival. Bai, a maker of antioxidant, low-calorie drinks, is exploring a sale that could value it at more than $2 billion, according to Reuters.
Here's Why PepsiCo Might Be Looking To Acquire KeVita Inc
As reformed soda drinkers continue to look for healthier ways to get their caffeine fix, the world ready-to-drink (RTD) coffee and tea market is set to grow from $69 billion in 2011 to $125 billion in 2017–just under 11% annual growth–according to a analysis by research firm MarketsandMarkets. The
Bai Brands inks distribution deal with Dr. Pepper Snapple Group
Nestlé USA to acquire Chameleon Cold-Brew
Chameleon Cold-Brew is No. 1 organic cold-brew in US
Honest Tea Announces New Partnership With Burger Chain
AB InBev expands non-alcohol portfolio with Hiball acquisition
Fever-Tree co-founder offloads £29m stake after profit upgrade
Coca-Cola to acquire premium bottled water brand Topo Chico
Dr Pepper Snapple Group to Acquire Bai Brands for $1.7 Billion
CHARLES & COMPANY BRANDS
APPENDIX 17


F&B ACQUISITIONS
Charles & Company
Nestlé takes majority stake in high-end coffee chain Blue Bottle
Kellogg to buy Rxbar maker Chicago Bar Company for $600m
Michele Buck says Hershey could turn to M&A to help drive growth
Royal Cup buys out owner of US cold-brew coffee brand Icebox
Refresco receives second takeover bid from PAI Partners
Innophos completes acquisition of Novel Ingredients for $125m
AB InBev's The High End buys remaining stake in Virtue Cider
GreenSpace Brands makes $5m move for Canada's Cedar juice
CHARLES & COMPANY BRANDS
APPENDIX 18


ACTIVE CPG INVESTORS
Charles & Company
Most Active CPG Investors
Q1'11 - Q1'16
Rank | Investor | Select Investments
1 | AccelFoods | teadrops
2 | Highland Capital Partners | DAVIDsTEA | ALOHA
2 | New Ground Ventures | Hampton Creek | spindrift | HEALTH WARRIOR
2 | Alliance Consumer Growth | suja | evol.
2 | Emil Capital Partners | balance | GoodBelly
2 | Greenmont Capital Partners | cheribundi
7 | MassChallenge | AJIRI TEA | SIX
7 | Khosla Ventures | UNREAL | ALOHA | Hampton Creek
7 | Food-X | BIZZY
7 | Lerer Hippeau Ventures | hungryroot | LOLA | soylent
CB INSIGHTS
www.cbinsights.com
CHARLES & COMPANY BRANDS
APPENDIX 19

Download Pitch Deck

Financials

Charles & Company's official name is Domestic Brands Inc, so that's the name that appears in the statements below.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement